                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (this "Agreement") is dated as of October 11, 1999 and is by and among Net Value Holdings, Inc., a Delaware corporation, (the "Buyer"), and Webmodal, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the Buyer wishes to buy 121 shares of Common Stock of the Company (after giving effect to the stock split) (the "Shares"); and

                  WHEREAS, the Company believes it is in the best interests of the Company to sell the Shares to the Buyer;

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties contained herein, the parties agree as follows:

                  1. Sale and Purchase. Subject to all the terms and conditions of this Agreement, the Company hereby agrees to sell the Shares to the Buyer, and the Buyer agrees to purchase the Shares, for an aggregate purchase price of $100,000 (the "Purchase Price"). The Purchase Price shall be payable by certified or cashiers check or wire transfer, at the option of the Buyer, upon the execution of this Agreement. Delivery of the certificate evidencing the Shares shall take place as soon as reasonably practical following execution of this Agreement and receipt of payment of the Purchase Price.

                  2. Representations of the Company. In order to induce the sale of the Shares to the Buyer, the Company represents and warrants to the Buyer as follows:

                           (a) This Agreement has been duly and validly executed
                  and delivered by the Company, and, assuming due authorization, execution and delivery of this Agreement by the Buyer, this Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

                           (b) The execution, delivery and performance by the
                  Company of this Agreement do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Company; (ii) violate any law; or (iii) violate any contract to which the Company is a party or by which the Company or any of its assets or properties are bound.

                           (c) The Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware.

                           (d) Prior to the issuance of the Shares to Net Value,
                  the authorized capital stock of the Company (after giving effect to the stock split) consists solely of 100,000 shares of Common Stock of which 10,000 shares are outstanding. There are no outstanding securities or obligations convertible into, options or warrants to purchase, or preemptive rights or other rights to subscribe for or to purchase, shares of the Company's capital stock or any securities or obligations convertible into shares of the Company's capital stock (except that the Company has reached agreements to issue options for approximately 15% of the capital stock of the Company to certain prospective key managers and advisors and the Company had granted an option to Merus Partners, Inc. ("Merus"), but such option is being eliminated pursuant to the Amended and Restated Stockholders Agreement being executed contemporaneously with this Agreement). There are no contracts or commitments to issue or sell shares of the Company's capital stock or securities or obligations convertible into, options or warrants to purchase, or preemptive rights or other rights to subscribe for or to purchase, shares of the Company's capital stock or any securities or obligations convertible into shares of the Company's capital stock.

                           (e) Upon issuance of the Shares following receipt by
                  the Company of the Purchase Price, the Shares will be duly authorized and validly issued and fully paid and nonassessable.

                  3. Representations of Buyer. In order to induce the Company to sell the Shares to the Buyer, the Buyer represents and warrants to the Company as follows:

                           (a) The Buyer and any of its affiliates, if
                  applicable, are acquiring the Shares solely for their own accounts, for investment only and not with a view to resale in connection with a distribution thereof as that term is defined in the Securities Act of 1933 (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission thereunder. The Buyer has no present intention to sell or transfer any of its shares of stock in the Company and has neither authorized nor taken any steps to do so or with an intent to do so. The Buyer acknowledges that the Shares to be purchased pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, or any applicable state securities law and may not be transferred or sold except pursuant to an effective registration statement under the Securities Act or exemption therefrom and that the certificates representing the Shares may contain a legend to that effect. The Buyer is an "accredited investor," as such term is defined in Regulation D promulgated pursuant to the Securities Act. The Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares and of protecting the Buyer's interest in connection with the purchase of the Shares. It has been called to the Buyer's attention in connection with its investment in the Company that such investment is speculative in nature and involves a high degree of risk and the Buyer is aware that the Company does not have an operating history. The Buyer understands that no federal or state agency has passed upon or made any recommendation or endorsement relating to an investment in the Shares. The Buyer has adequate means of providing for its current needs and contingencies, and has no need now, and anticipates no need in the foreseeable future, to sell the Shares, and the Buyer currently has sufficient financial liquidity to bear the economic risks of this investment indefinitely and, at the present time, can afford a complete loss of its investment in the Company.

                           (b) This Agreement has been duly and validly executed
                  and delivered by the Buyer, and assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

                           (c) The execution, delivery and performance by the
                  Buyer of this Agreement do not and will not (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Buyer; (ii) violate any law; or (iii) violate any contract to which the Buyer is a party or by which the Buyer or any of its assets or properties are bound.

                           (d) Neither the Buyer nor any person acting on behalf
                  of the Buyer has retained any broker in connection with the transactions contemplated by this Agreement. Neither the Company nor any affiliate, employee, agent, or representative of the Company nor the Buyer has or shall have any liability with respect to any brokerage or finder's fee or other commission in connection with any of the transactions contemplated by this Agreement.

                           (e) The Buyer is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware.

                           (f) The Buyer has purchased, or agreed to purchase,
                  11 shares (on a pre-stock split basis) of Common Stock of the Company from Merus for $250,000.

                  4. Amendment; Assignment. This Agreement may be amended, modified or supplemented but only in writing signed by the Company and the Buyer. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior consent of the other party.

                  5. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of confirmed transmission if sent by telex, facsimile or other wire transmission or (c) three
(3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                           (a)      If to the Company, addressed as follows:

                                    Webmodal, Inc.
                                    129 East Calhoun Street, Unit B
                                    Woodstock, IL 60098
                                    Attn: Chris R. Kravas
                                    Facsimile No.: (815) 334-9219

                                    with a copy to:

                                    Mayer, Brown & Platt
                                    190 S. LaSalle Street
                                    Chicago, IL 60603
                                    Attn: James J. Junewicz, Esq.
                                    Facsimile No.: (312) 706-8157

                           (b)      If to the Buyer, addressed as follows:

                                    Net Value Holdings, Inc.
                                    Two Penn Center Plaza
                                    Suite 605
                                    Philadelphia, PA 19102
                                    Facsimile No.:  (215) 564-3133

         or to such other person or address as a party hereto may designate for itself by notice given as herein provided.

                  6. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Facsimile signatures shall be binding.

                  7. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law. The parties agree that the federal and state courts sitting in the State of Illinois shall have exclusive personal and subject matter jurisdiction over all claims or disputes arising out of or in connection with this Agreement, or the subject matter hereof. The parties hereto hereby agree (i) to submit to the personal jurisdiction of such courts and to service of process effected in accordance with the laws of such State, (ii) to waive any objection to such jurisdiction and any defense of forum non conveniens in connection therewith and (iii) to be bound by any judgment rendered by any such court.

                  8. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                  9. Remedies Cumulative. Unless otherwise specified, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

                  10. Entire Understanding. This Agreement and the amended and restated shareholders agreement of the Company dated as of the date hereof, set forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                     NET VALUE HOLDINGS, INC.


                                     By: /s/ Andrew P. Panzo
                                         ----------------------------------
                                     Its: President
                                          ---------------------------------



                                     WEBMODAL, INC.


                                     By: /s/ Chris R. Kravas
                                         ----------------------------------
                                     Its: President
                                          ---------------------------------



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